UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2014, the Board of Directors of Boston Properties, Inc. (the “Company”), the sole general partner of Boston Properties Limited Partnership, elected Lori W. Silverstein, age 44, to the position of Vice President, Controller. Ms. Silverstein has served as the Company’s Vice President, Internal Audit since 2006. Her primary responsibilities in this position included assessing audit risk and exposure for all of the Company’s operations and processes, developing a risk-based internal audit plan for the Company, including financial and operational audits, and overseeing reviews of internal controls and financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Prior to becoming Vice President, Internal Audit, Ms. Silverstein was the Company’s Director of Internal Audit from 2002 to 2006 and Director of Financial Reporting from 1997 to 2002. Prior to joining the Company, Ms. Silverstein was a Business Assurance Manager for Coopers & Lybrand LLP where she managed the annual audit and quarterly review services for clients in the real estate, higher education and manufacturing industries. Ms. Silverstein holds a Bachelor of Science degree in Management, with a concentration in accounting, from Tulane University and was a licensed certified public accountant.

In addition, in connection with her election, Ms. Silverstein was designated as the Company’s principal accounting officer. Michael E. LaBelle, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, who had assumed the responsibilities as the Company’s principal accounting officer in February 2014, relinquished these responsibilities upon Ms. Silverstein’s election to her new position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By: Boston Properties, Inc., its General Partner

Date: June 5, 2014	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer